EXHIBIT 21

                              LIST OF SUBSIDIARIES

The following is a list of the Registrant's subsidiaries at December 31, 2004, other than certain subsidiaries that did not in the aggregate constitute a significant subsidiary.

Name                                                                  Jurisdiction of Formation
------------------------------------------------------------          -------------------------
Centurion Pipeline GP, Inc.                                                  Delaware
Centurion Pipeline LP, Inc.                                                  Delaware
Centurion Pipeline L.P.                                                      Delaware
D. S. Ventures, Inc.                                                         Texas
Glenn Springs Holdings, Inc.                                                 Delaware
INDSPEC Chemical Corporation                                                 Delaware
INDSPEC Holding Corporation                                                  Delaware
INDSPEC Technologies, Ltd.                                                   Pennsylvania
Laguna Petroleum Corporation                                                 Texas
La Porte Chemicals Corp.                                                     Delaware
Occidental Andina, LLC                                                       Delaware
Occidental C.O.B. Partners                                                   Delaware
Occidental Chemical Chile Limitada                                           Chile
Occidental Chemical Corporation                                              New York
Occidental Chemical Holding Corporation                                      California
Occidental Chemical Nevis, Inc.                                              Nevis
Occidental Chile Investments, LLC                                            Delaware
Occidental Crude Sales, Inc. (International)                                 Delaware
Occidental de Colombia, Inc.                                                 Delaware
Occidental del Ecuador, Inc.                                                 Nevis
Occidental Dolphin Holdings Ltd.                                             Bermuda
Occidental Energy Marketing, Inc.                                            Delaware
Occidental Exploration and Production Company                                California
Occidental Gas de Mexico LLC                                                 Delaware
Occidental International Exploration and Production Company                  California
Occidental International Holdings Ltd.                                       Bermuda
Occidental International Oil and Gas Ltd.                                    Bermuda
Occidental Mexico Holdings, Inc.                                             Nevis
Occidental of Elk Hills, Inc.                                                Delaware
Occidental of Oman, Inc.                                                     Nevis
Occidental Oil and Gas Holding Corporation                                   California
Occidental Oil and Gas Pakistan LLC                                          Nevis
Occidental OOOI Holder, Inc.                                                 Delaware
Occidental Overseas Operations, Inc.                                         Delaware
Occidental Peninsula, Inc.                                                   Delaware
Occidental Peninsula II, Inc.                                                Nevis
Occidental Permian Ltd.                                                      Texas
Occidental Permian Manager, LLC                                              Delaware
Occidental Petroleum (Pakistan), Inc.                                        Delaware
Occidental Petroleum Investment Co.                                          California
Occidental Petroleum of Qatar Ltd.                                           Bermuda
Occidental Pipeline Holding Corporation                                      Delaware
Occidental PVC LP, Inc.                                                      Delaware
Occidental Quimica do Brasil Ltda.                                           Brazil

Name                                                                  Jurisdiction of Formation
------------------------------------------------------------          -------------------------
Occidental VCM LLC                                                           Delaware
Occidental VCM LP, Inc.                                                      Delaware
Occidental Yemen Ltd.                                                        Bermuda
OOG Partner Inc.                                                             Delaware
OOOI Chemical International, LLC                                             Delaware
OOOI Chemical Management, Inc.                                               Delaware
OOOI Chile Holder, Inc.                                                      Nevis
OOOI Oil and Gas Management, Inc.                                            Delaware
OOOI Oil and Gas Sub, LLC                                                    Delaware
OXYMAR                                                                       Texas
Oxy CH Corporation                                                           California
Oxy Chemical Corporation                                                     California
OXY Dolphin E&P, LLC                                                         Nevis
OXY Dolphin Pipeline, LLC                                                    Nevis
Oxy Energy Services, Inc.                                                    Delaware
OXY Long Beach, Inc.                                                         Delaware
OXY Oil Partners, Inc.                                                       Delaware
Oxy Pipeline I Company                                                       Delaware
OXY Receivables Corporation                                                  Delaware
OXY USA Inc.                                                                 Delaware
OXY USA WTP LP                                                               Delaware
OXY VCM, LP                                                                  Delaware
Oxy Vinyls Canada Inc.                                                       Canada
Oxy Vinyls, LP                                                               Delaware
Oxy Westwood Corporation                                                     California
Repsol Occidental Corporation                                                Delaware